Exhibit 99.1

July 20, 2004

Board of Directors
VaxGen, Inc.


Gentlemen:

We audited the consolidated balance sheets of VaxGen, Inc. and subsidiary (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three year period ended December 31,2003 (collectively, the "2002 and 2003 Financial Statements") and issued our auditors' report thereon dated March 8, 2004 (the "Report").

In light of the press release dated July 19, 2004 issued by the Company stating that the 2002 and 2003 Financial Statements should no longer be relied upon and expressing the Company's intention to restate those financial statements, we understand that the management representations provided to us in connection with its audit of those financial statements have been withdrawn. Consequently, we can no longer continue to be associated with the 2002 and 2003 Financial Statements, and KPMG LLP hereby advises you that our Reports on the Company's 2002 and 2003 Financial Statements should no longer be relied upon.

We request that you advise those persons who have received a copy of the 2002 and 2003 Financial Statements, and whom you believe are relying on the 2002 and 2003 Financial Statements and the related Reports, or who are likely to rely upon the 2002 and 2003 Financial Statements and the related Reports, of our notification to you that the 2002 and 2003 Financial Statements and related Reports should no longer be relied upon. We request that you supply us with copies of any notifications you make pursuant to the request in this paragraph.

Very truly yours,


/s/ KPMG LLP